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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

Bio-Technology General Corp.
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15313 (Commission File Number)	13-3033811 (IRS Employer Identification No.)
70 Wood Avenue South Iselin, New Jersey (Address of Principal Executive Offices)	08830 (Zip Code)

Registrant's telephone number, including area code: (732) 632-8800

None.
(Former address, if changed since last report.)

ITEM 2. ACQUISITION OF ASSETS.

        On September 30, 2002, Bio-Technology General Corp. (the "Company"), through its wholly-owned subsidiary Acacia Biopharma Limited, completed the acquisition of all of the stock of Rosemont Pharmaceuticals, Ltd. ("Rosemont"), a subsidiary of Akzo Nobel N.V. Rosemont is a leader in the United Kingdom market for oral liquid formulations of branded non-proprietary drugs. The purchase price for Rosemont, which was funded from the Company's cash on hand, was £64 million (approximately $94 million net of Rosemont's cash balances).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

    The financial statements required by this Item are not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

  (b)
  Pro Forma Information

    The financial information required by this Item is not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

  (c)
  Exhibits.

  2.1
  Share Purchase Agreement, dated September 20, 2002, relating to Rosemont Pharmaceuticals Limited, between NED-INT Holdings Ltd, Akzo Nobel N.V. and Bio-Technology General Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP. (Registrant)
By:	/s/ JOHN BOND John Bond Senior Vice President—Finance

Dated: October 11, 2002

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  ITEM 2. ACQUISITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES